UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

PS BUSINESS PARKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The following email was sent to employees of PS Business Parks, Inc. on April 25, 2022:

EMAIL SUBJECT: An Exciting Next Step for the Business

April 25, 2022

Dear PSB Team Members,

Today we announced that PSB has entered into an agreement to be acquired by affiliates of Blackstone, a large and well respected real estate owner and operator. Today’s announcement is an exciting milestone in the history of PSB and will put us in an even stronger position for the future.

Importantly, until the transaction closes, which is expected to occur in the third quarter of 2022, it is business as usual here at PSB and you will maintain your current roles and responsibilities. Over the longer term, we anticipate that the transaction will create new opportunities for our business and team.

You can be sure that today’s announcement is a testament to all we’ve accomplished together – and to the significant potential for further growth in the future.

As part of the transaction, Blackstone has agreed to acquire all outstanding shares of PSB common stock for $187.50 per share in cash. That represents a premium of approximately 15% to the volume weighted average share price of PSB over the last 60 days. Completion of the transaction is subject to approval by PSB’s stockholders and other customary closing conditions. For additional information, please review the press release we issued earlier today.

I know for certain that today’s announcement would not be happening without the tremendous effort you’ve put in to shape PSB into what it is today. The value of a company lies in the hard work done by its employees, and PSB is no exception. As we move towards closing, we all need to stay focused on providing the premier service that our customers are accustomed to receiving from us.

We realize you may have questions regarding this announcement, so we will be hosting a virtual town hall meeting this morning at 10:00 am PT. We will share an invitation with call-in details shortly. We hope you all will join us.

As a result of today’s announcement, some of you may receive questions from outside parties. It is important that we speak with one voice, so please forward any inquiries you receive from investors, media or others to Adeel Khan, our CFO.

We are grateful for everything you have done and are doing for PSB. We look forward to speaking more about the news later this morning.

Best regards,

Steve Wilson

President and CEO

Additional Information and Where to Find It

This communication relates to the proposed transaction involving PS Business Parks. In connection with the proposed transaction, PS Business Parks will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including PS Business Parks’ proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that PS Business Parks may file with the SEC or send to its stockholders in connection with the proposed transactions. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF PS BUSINESS PARKS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, http://www.sec.gov. In addition, the documents (when available) may be obtained free of charge by accessing the Investor Relations section of PS Business Parks’ website at https://ir.psbusinessparks.com or by contacting PS Business Parks’ Investor Relations by email at info@psbusinessparks.com.

Participants in the Solicitation

PS Business Parks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Company common stock in respect of the proposed transaction. Information about the directors and executive officers of PS Business Parks is set forth in the proxy statement for PS Business Parks’ 2022 annual meeting of stockholders, which was filed with the SEC on March 25, 2022, in PS Business Parks’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which was filed with the SEC on February 22, 2022 and in other documents filed by PS Business Parks with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “will,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon present expectations, estimates and projections and beliefs of and assumptions, involve uncertainty that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and are not guaranteed to occur. There are a number of important factors that could have a material adverse effect on our operations, future prospects and the proposed transaction, including but not limited to: the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between PS Business Parks and Blackstone’s affiliates; the failure to obtain the approval of PS Business Parks’ stockholders of the proposed transaction or the failure to satisfy any of the other conditions to the completion of the proposed transaction; stockholder litigation in connection with the proposed transaction, which may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; the effect of the announcement of the proposed transaction on the ability of PS Business Parks to retain and hire key personnel and maintain relationships with its tenants, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; the ability to meet expectations regarding the timing and completion of the proposed transaction; and significant transaction costs, fees, expenses and charges. There can be no assurance that the proposed transaction or any other transaction described above will in fact be consummated in the expected time frame, on the expected terms or at all. For further discussion of the factors that could affect outcomes, please refer to the risk factors set forth in Item 1A of PS Business Parks’ Annual Report on Form 10-K filed by PS Business Parks with the SEC on February 22, 2022, and subsequent filings by PS Business Parks with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. Any forward-looking statement speaks only as of the date on which it is made. Moreover, we assume no obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements, except as required by law. Investors should not place undue reliance upon these forward-looking statements. PS Business Parks claims the safe harbor protection for forward looking statements contained in the Private Securities Litigation Reform Act of 1995.